Exhibit 99.1


FOR IMMEDIATE RELEASE:                             CONTACT:
May 17, 2001 and Thereafter                        Tracey Minnich, Director PR
                                                   1-800-4TANGRAM
                                                   traceym@tangram.com



                                 Tangram to Host
                 2001 Strategic Business Outlook Conference Call

Cary, N.C.-- May 17, 2001-- Tangram Enterprise Solutions, Inc. (NASDAQ: TESIC) will host a conference call for all investors on Thursday, May 24, 2001 at 2:00 p.m. (EDT) to discuss the company's 2001 strategic business outlook.

To access the live call, please dial 1-800-473-8494 at least 5 minutes prior to the start of the call or visit Tangram's Web site at www.tangram.com. A replay of the call will be available through Tangram's Web site or through Vcall at www.vcall.com for 14 days following the call. Additionally, the replay can be accessed immediately following the call until 2:00 p.m. (EDT) on May 28 by dialing 1-800-252-6030, reference code 8934765.

About Tangram (www.tangram.com)
Headquartered in Cary, N.C., Tangram Enterprise Solutions, Inc. is a leading provider of IT asset management solutions for large and midsize organizations across all industries, in both domestic and international markets. Tangram's core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs, and maintaining a leading-edge technical position. To date, Tangram's solutions have been installed on more than 2 million workstations and servers at more than 200 customer sites throughout the world. Tangram is a partner company of Safeguard Scientifics, Inc. (www.safeguard.com) (NYSE: SFE), a leader in identifying, developing, and operating premier technology companies in the Internet infrastructure market with a focus on three sectors: software, communications, and eServices.

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